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                                                                 Exhibit (j)(2)






                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement (No. 33-32729) on Form N-1A of our report dated February 20, 2004 relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the State Street Research Investment Trust (a series of State Street Research Master Investment Trust), which report is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Boston, Massachusetts
April 29, 2004